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Rise Gold Increases Equity Financing and Closes First Tranche of Financing

April 9, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that it has increased the size of the non-brokered private placement previously announced in its April 3, 2024 news release from US$500,000 up to US$750,000 through the issuance of up to 7,894,736 units (each a "Unit") at a price of US$0.095 per Unit (~CDN$0.128 per Unit), with each Unit comprising one share of common stock (a "Share") and one-half of one share purchase warrant (the "Private Placement"). Each whole warrant (a "Warrant") entitles the holder to acquire one Share at an exercise price of US$0.158 (~CDN$0.21) for a period of three years from the date of issuance. The Company further announces it has completed the first tranche of the non-brokered private placement.

In this first tranche, the Company raised a total of US$545,902 through the sale of 5,746,341 units. Warrants issued may be exercised until April 9, 2027. The Company has paid finders fees in accordance with CSE policies of US$885 and issued a total of 9,000 finder's warrants, where each finder's warrant entitles the holder to acquire one Share at a price of US$0.158 until April 9, 2026.

A director and an officer of Rise Gold, directly, or through entities for which they exercise control or direction over investment decisions, purchased an aggregate of 2,910,527 Units for gross proceeds of US$276,500. The participation of this director and this officer in the Private Placement constitutes "related party transactions" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). Rise Gold is relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements of section 5.6 of MI 61-101. As the fair market value of the related party's participation is not more than 25% of Rise Gold's market capitalization, the related party transactions are exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101. A material change report, as contemplated by the related party transaction requirements under MI 61-101, was not filed more than 21 days prior to closing as the extent of related party participation in the Private Placement was not known until shortly prior to the closing.

All securities issued pursuant to the Private Placement are subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. Under Canadian securities laws the securities are subject to a hold period expiring on August 10, 2024. Rise Gold will use the proceeds from the Private Placement for general working capital, debt repayment, and settlement of related party fees.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 600, 345 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.